Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter 2012
Atlanta, GA, March 11, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended December 31, 2012. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.
"We are pleased that our financial results for the fourth quarter met our expectations, and that our net cash from operating activities of approximately $1,156,000 was more than adequate to fund our declared fourth quarter dividends on both our Common Stock and our Series A Redeemable Preferred Stock which aggregated $979,678," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added "We are excited about 2013 as we recently completed a $40 million private placement that allowed us to acquire three multifamily communities with 928 units, more than doubling our unit count which now totals 1,693 units."
Fourth Quarter 2012
The Company reported that net cash from operating activities was $1,156,045 for the fourth quarter 2012, compared with net cash from operating activities of $794,172 for the fourth quarter 2011, an increase of approximately 46%.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders, or AFFO, of $1,002,352 for the fourth quarter 2012, compared with AFFO of approximately $774,745 for the fourth quarter 2011, an increase of approximately 29%.

For the fourth quarter 2012, the Company reported Funds from Operations Attributable to Common Stockholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of $993,053, compared with FFO of approximately $621,658 for the fourth quarter 2011, an increase of approximately 60%.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. A reconciliation of net income (loss) attributable to common stockholders to FFO and AFFO is included in the Supplemental Financial Data attached to this press release on our website.

For the fourth quarter of 2012, the Company reported net income attributable to common stockholders of $202,821, or approximately $0.04 per share, compared to a net loss attributable to common stockholders of $0.23 per share for the fourth quarter of 2011, an increase of approximately $0.27 per share.

The Company's results for the fourth quarter 2012 included a full quarter of income from three additional mezzanine loans and an acquisition bridge loan that were originated in the second and third quarters of 2012, and full fees and a partial quarter of income from an additional loan originated in the fourth quarter 2012, whereas the fourth quarter 2011 did not include any of these investments.

In addition, we did not have any amortization of acquired intangible assets in the fourth quarter 2012 and we had two properties fully depreciate certain acquired furniture, fixtures and equipment prior to, or during, the fourth quarter 2012 while we had over $1.0 million in combined amortization of acquired intangible assets and depreciation of the acquired furniture, fixtures and equipment in the fourth quarter 2011. However, we incurred additional interest expense in the fourth quarter 2012 of approximately $277,000 due to interest and amortized loan costs related to our $15.0 million revolving credit facility that we entered into in the third quarter 2012 and an increase in other income and expense of approximately $251,000 due mainly to an increase in non-cash compensation expense.

Other than with regard to our $15.0 million revolving credit facility, we continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities.
Dividends
Quarterly Dividends on Common Stock
On November 1, 2012, the Company declared a quarterly dividend on its Common Stock of $0.145 per share for the fourth quarter 2012, a 3.6% increase from the prior quarterly dividend rate of $0.14 per share. In addition, this dividend rate represents a 16% overall increase in our Common Stock dividend since our IPO in April 2011 and an annualized dividend growth rate of 10.6%. The dividend was paid on January 15, 2013 to all common stockholders of record as of December 31, 2012.
On February 7, 2013, the Company declared a quarterly dividend on its Common Stock of $0.145 per share for the first quarter 2013. In addition, the Company declared a quarterly dividend of $0.145 per share, on an as-converted basis, on the Company's Series B Preferred Stock, pro rata from January 16, 2013 to March 31, 2013. These dividends will be paid on April 22, 2013 to all common and Series B Preferred stockholders of record as of March 28, 2013.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled $208,062 for the three-month period ended December 31, 2012 and represents a 6% annual yield. Our net cash from operating activities was more than sufficient to fund our declared fourth quarter dividends on both our Common Stock and our Series A Redeemable Preferred Stock.
In addition, the Company declared and, on January 22, 2013 paid, a monthly dividend of $5.00 per share on its Series A Redeemable Preferred Stock for December 2012 (plus a prorated amount for November with respect to certain shares that were issued in November 2012), to all applicable Series A Preferred stockholders of record as of December 31, 2012, which totaled $79,868. Also, the Company declared and, on February 20, 2013 paid, a monthly dividend of $5.00 per share on its Series A Redeemable Preferred Stock for January 2013 (plus a prorated amount for December 2012 with respect to certain shares that were issued in December 2012), to all applicable Series A Preferred stockholders of record as of January 31, 2013, which totaled $107,551. Additionally, on February 7, 2013, the Company declared monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock (plus a prorated amount for February 2013 with respect to certain shares that were issued in February 2013), which totaled $119,885 and is payable on March 20, 2013 to applicable Series A Preferred stockholders of record as of February 28, 2013.
Physical and Average Economic Occupancy

As of December 31, 2012, our aggregate physical occupancy was 93.1%. For the three-month period ended December 31, 2012, our average monthly economic occupancy was 93.2% and our average physical occupancy was 95.7%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

First Quarter 2013 AFFO Guidance
We currently project our AFFO to be in the range of $875,000 to $1,050,000 for the first quarter 2013.
Note, our guidance on projected AFFO for first quarter 2013 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.

Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, March 12, 2013 at 11:00 a.m. Eastern Time to discuss its fourth quarter 2012 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, March 12, 2013
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' fourth quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com under Investors and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached on our website to, this earnings release and is available on the Company's website at www.pacapts.com under Investors/Quarterly Supplemental Financial Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and AFFO. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations", which was most recently revised in 2012, NAREIT standardized the definition of how net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing our reported FFO results to those of other companies. Our FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. We believe FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net income/loss attributable to the Company.

Adjusted Funds From Operations Attributable to Common Stockholders

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO plus:

•	Acquisition costs;

•	Organization costs;

•	Non-cash equity compensation to directors and executives;

•	Amortization of loan closing costs;

•	REIT establishment costs;

•	Depreciation and amortization of non-real estate assets; and

•	Net mezzanine loan fees received;
Less:

•	Non-cash mezzanine loan interest income; and

•	Normally recurring capital expenditures.

The AFFO figures reported by us may not be comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2012, which we intend to file later this month, our Quarterly Reports on Form 10-Q filed with the SEC on November 13, 2012, August 13, 2012 and May 11, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012, all under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information in this release is as of March 11, 2013. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. In particular, you should carefully read the risk factors described in the preliminary prospectus, in the final prospectus, in any related prospectus supplement and in the documents incorporated by reference in the preliminary prospectus, the final prospectus and any related prospectus supplement. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC, will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339. The final prospectus, dated November 18, 2011, and supplements thereto can be accessed through the following links:

http://www.sec.gov/Archives/edgar/data/1481832/000114420411065849/v241104_424b3.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000114420412025689/v311206_424b3.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000114420412028124/v313026_424b3.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000114420412047807/v322258_424b3.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183212000031/supplementno4.htm,
http://www.sec.gov/Archives/edgar/data/1481832/000148183212000051/supplement_noxx5xtoxprospe.htm, and
http://www.sec.gov/Archives/edgar/data/1481832/000148183213000012/supplement_nox6xtoxprospec.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com